UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 24, 2018

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-15555

Delaware	87-0267438
(State of incorporation)	(I.R.S. Employer Identification No.)

8000 E. Maplewood Avenue, Suite 130, Greenwood Village CO 80111
(Address of Principal Executive Office)

(720)  420-4460
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 24, 2018 shareholders with voting power over 5,416,239 shares of the Company’s issued and outstanding  Common Stock, representing approximately 50.9% of issued and outstanding shares consented in writing to the adoption of the 2018 Tengasco, Inc. Stock Incentive Plan.

A record date for determining those stockholders entitled to vote or consent in writing to the adoption of the plan had been set on August 10, 2018.  On the record date, the Company’s capital stock consisted of 10,624,493 issued and outstanding shares of Common Stock. Each outstanding share of Common Stock entitled the holder to one vote on all matters submitted to a vote of the stockholders.

The written consents on August 24, 2018 constituted approval of the proposed corporate action by approximately 50.9% of the Company’s total issued and outstanding shares of Common Stock on the record date.  Under provisions of Section 228 of the Delaware General Corporation Code and the Company’s Certificate of Incorporation, the written consents on August 24, 2018 of a majority of the outstanding shares of our Common Stock constituted shareholder approval of the adoption of the 2018 Plan.

On August 27, 2018 an Information Statement on Schedule 14C was both filed by the Company with the Securities and Exchange Commission, and first mailed to all shareholders as of the record date, notifying them of the action taken by written consents on August 24, 2018 by holders a majority of the Company’s common stock to approve the Tengasco, Inc. 2018 Stock Incentive Plan. A copy of the 2018 Stock Incentive Plan is appended to the Information Statement on Schedule 14C filed August 27, 2018.  Pursuant to applicable regulation, the written consents will become effective September 17, 2018 being twenty days from August 27, 2018—the date the Information Statement was first mailed to our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: August 30, 2018
Tengasco, Inc.

	By:	/s/ Cary V. Sorensen
Cary V. Sorensen,
Vice President